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            SCHEDULE 14A - INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        Security-Connecticut Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, of other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange  Act Rules  14a-6(i)(l)  and 0-11
     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

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


                        SECURITY-CONNECTICUT CORPORATION




                                                                   April 7, 1997



Dear Shareholder:

    We are pleased to invite you to attend the Annual Meeting of Shareholders of Security-Connecticut Corporation scheduled to be held on Thursday, May 15, 1997, at 10:30 a.m. at the offices of the Company, 20 Security Drive, Avon, Connecticut.

    The matters to be acted upon at the meeting are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

    On February 24, 1997, the Company announced that it has entered into an Agreement and Plan of Merger (the "Merger Agreement") with ReliaStar Financial Corp. Please note that the Merger Agreement will not be considered at the Annual Meeting but, rather, will be considered at a Special Meeting of shareholders expected to be called and held shortly after the Annual Meeting. Separate notification will be sent to all shareholders with the Special Meeting date, time and location.

    Whether or not you expect to attend the Annual Meeting, it is important that you sign and date the enclosed proxy card and return it in the envelope provided for your convenience.

    On behalf of the Board of Directors, thank you for your continued support.

                                   Cordially,




                                   /s/ Ronald D. Jarvis
                                   --------------------
                                   Ronald D. Jarvis
                                   Chairman

                        SECURITY-CONNECTICUT CORPORATION



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 15, 1997




    Notice is hereby given that the Annual Meeting of Shareholders of Security-Connecticut Corporation will be held at the offices of the Company, 20 Security Drive, Avon, Connecticut on Thursday, May 15, 1997 at 10:30 a.m., local time, for the following purposes:

    (1)  To elect two directors for a term of three years;

    (2) To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the 1997 fiscal year;

    (3)  To approve the Company's Long-Term Incentive Plan; and

    (4) To act upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

    Only shareholders of record at the close of business on April 2, 1997 are entitled to notice of and to vote at the meeting or at any postponements or adjournments thereof.

                                            By Order of the Board of Directors,



                                            /s/ Patricia A. DeVita
                                            ----------------------
                                            Patricia A. DeVita
                                            Corporate Secretary


April 7, 1997
Avon, Connecticut

                        SECURITY-CONNECTICUT CORPORATION
                                20 Security Drive
                          Avon, Connecticut 06001-4237



                                 PROXY STATEMENT



    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors and management of Security-Connecticut Corporation, a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the offices of the Company, 20 Security Drive, Avon, Connecticut, on Thursday, May 15, 1997 at 10:30 a.m., local time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

    This Proxy Statement, Notice of Meeting and accompanying proxy card are first being mailed to shareholders on or about April 7, 1997.

                                     GENERAL

    On February 2, 1994, Lincoln National Life Insurance Company ("LNL"), which company is a subsidiary of Lincoln National Corporation ("LNC") sold all of the outstanding Common Stock of the Company in a public offering. As used in this Proxy Statement, "Security-Connecticut" means the Company's wholly owned subsidiaries, Arrowhead Ltd. (a Bermuda insurance corporation) and Security-Connecticut Life Insurance Company ("SCL") and SCL's wholly owned subsidiary, Lincoln Security Life Insurance Company ("LSL"). Unless the context otherwise requires, the "Company" means Security-Connecticut Corporation and its subsidiaries.

    On February 23, 1997, Security-Connecticut entered into a statutory merger agreement with ReliaStar Financial Corp. ("ReliaStar") which provides that Security-Connecticut Corporation ("SCC") will merge with and into ReliaStar. After the merger, the separate corporate existence of SCC will cease and each outstanding share of common stock of SCC will be converted into the right to receive a fraction of a share of the common stock of ReliaStar, all in accordance with the terms and conditions of the merger agreement. Completion of the merger is subject to normal closing conditions, including approval by the Company's shareholders and various regulatory approvals.

    Only shareholders of record at the close of business on April 2, 1997 are entitled to notice of and to vote the shares of common stock, par value $.01 per share, of the Company (the "Common Stock") held by them on that date at the Annual Meeting or at any postponements or adjournments thereof.

    If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote for the nominees proposed by the Board of Directors, for ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1997, for approval of the Long-Term Incentive Plan, and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in their own discretion. Each shareholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on April 2, 1997 will constitute a quorum. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting. As of February 28, 1997, there were 8,572,115 shares of Common Stock outstanding. Each matter to be submitted to shareholders requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. For the purposes of determining the number of affirmative votes cast with respect to any matter submitted to shareholders, only those votes cast "for" the matters are included. Abstentions will be treated as shares present and entitled to vote for the purpose of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by shareholders. Abstentions, therefore, will have the same effect as a negative vote for the purposes of determining whether a matter submitted to the shareholders has been approved. If a broker or other record holder or nominee indicates on a proxy that it does not have authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. As a result, so called "broker non-votes" will have no effect on the outcome of the voting for a particular matter.

                                 STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners

    As of February 28, 1997, with the exception of the persons listed below, no person was known by the Company to own more than 5% of the outstanding Common Stock.

                                               Number of              Percent
                                                Shares                of Class
                                               ---------              --------

Boston Partners Asset Management, L.P. (1)      566,180                 6.38%
One Financial Center, 43rd Floor
Boston, MA  02111

Greenhaven Associates, Inc. (2)                 536,000                 6.04%
Three Manhattanville Road
Purchase, NY  10577

Tweedy, Browne Company L.P. (3)                 449,653                 5.07%
52 Vanderbilt Avenue
New York, NY 10017

__________

(1) Boston Partners Asset Management, L.P., Boston Partners, Inc., and Desmond John Heathwood, all with a principal place of business at One Financial Center, 43rd Floor, Boston, MA 02111, have each filed a Schedule 13G under the Securities Exchange Act of 1934, as amended, dated February 7, 1997, stating that each holds sole voting power with respect to zero shares of Common Stock, shared voting power with respect to 566,180 shares of Common Stock, sole dispositive power with respect to zero shares of Common Stock and shared dispositive power with respect to 566,180 shares of Common Stock.

(2) Greenhaven Associates, Inc. has filed a Schedule 13G under the Securities Exchange Act of 1934, as amended, dated January 6, 1997, stating that it holds sole voting power with respect to 37,000 shares of Common Stock, shared voting power with respect to zero shares of Common Stock, sole dispositive power with respect to 37,000 shares of Common Stock and shared dispositive power with respect to 499,000 shares of Common Stock.

(3) Tweedy, Browne Company L.P. ("TBC"), a Delaware limited partnership, TBK Partners, L.P. ("TBK"), a Delaware limited partnership, and Vanderbilt Partners, L.P. ("Vanderbilt"), a Delaware limited partnership, all with a principal place of business at 52 Vanderbilt Avenue, New York, New York 10017, have filed a joint Schedule 13D under the Securities Exchange Act of 1934, as amended, dated April 24, 1996, disclosing that TBC, TBK and Vanderbilt may be deemed to be the beneficial owners of an aggregate of 449,653 shares of Common Stock, constituting approximately 5.26% of the 8,555,994 shares of Common Stock which the filing persons believed to be the total number of shares of Common Stock outstanding on the date of the filing. TBC holds sole voting power with respect to 376,810 shares of Common Stock, shared voting power with respect to zero shares of Common Stock, sole dispositive power with respect to zero shares of Common Stock and shared dispositive power with respect to 422,153 shares of Common Stock. TBK holds sole voting power with respect to 15,000 shares of Common Stock, shared voting power with respect to zero shares of Common Stock, sole dispositive power with respect to 15,000 shares of Common Stock and shared dispositive power with respect to zero shares of Common Stock. Vanderbilt holds sole voting power with respect to 12,500 shares of Common Stock, shared voting power with respect to zero shares of Common Stock, sole dispositive power with respect to 12,500 shares of Common Stock and shared dispositive power with respect to zero shares of Common Stock. Each of TBC, TBK and Vanderbilt disclaim beneficial ownership of Common Stock held by the other.

Stock Ownership of Directors and Executive Officers

    The following table reflects shares of Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) as of February 28, 1997 by each director of the Company, each of the executive officers ("Named Executive Officers") named in the Summary Compensation Table included elsewhere herein and the current directors and executive officers of the Company as a group.

                                        Number of                 Percent
                                        Shares (1)               of Class
                                      ------------               --------

J. Michael Divney                       1,303 (2)                       *
Daniel F. Flynn                         2,000                           *
Ronald D. Jarvis                      162,519 (3)(4)                 1.83
Harvey S. Levenson                     10,500 (5)                       *
William P. Norris, Jr.                 43,063 (6)                       *
Richard D. Mocarski                    14,393 (7)                       *
John E. Silliman                        3,000 (5)                       *
Barry J. St. Pierre                    59,883 (8)                       *
Robert J. Voight                       62,263 (9)                       *

All current directors                 358,924 (10)                   4.04
and executive officers
as a group. (9 persons)

*  Represents less than 1% of the Company's outstanding Common Stock.
__________

(1) Includes interests in shares held in the Security-Connecticut Corporation Savings and Profit Sharing Plan as of February 28, 1997, with respect to which participants have sole voting power.

(2) Mr.Divney disclaims beneficial ownership of 270 of such shares held by his children directly.

(3) Includes 95,031 shares issuable upon the exercise of stock options to purchase shares of Common Stock of the Company which are exercisable within 60 days of February 28, 1997.

(4) Mr. Jarvis disclaims beneficial ownership of 8,000 of such shares held by his wife directly.

(5) Mr. Levenson and Mr. Silliman disclaim beneficial ownership of 500 of such shares held by their respective wives directly.

(6) Includes 26,982 shares issuable upon the exercise of stock options to purchase shares of Common Stock of the Company which are exercisable within 60 days of February 28, 1997.

(7) Includes 8,000 shares issuable upon the exercise of stock options to purchase shares of Common Stock of the Company which are exercisable within 60 days of February 28, 1997.

(8) Includes 28,683 shares issuable upon the exercise of stock options to purchase shares of Common Stock of the Company which are exercisable within 60 days of February 28, 1997.

(9) Includes 27,682 shares issuable upon the exercise of stock options to purchase shares of Common Stock of the Company which are exercisable within 60 days of February 28, 1997.

(10) Includes 186,378 shares issuable upon the exercise of stock options to purchase shares of Common Stock of the Company which are exercisable within 60 days of February 28, 1997.


                         ITEM 1 - ELECTION OF DIRECTORS

    The Board of Directors of the Company is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of office of directors in Class 1 expires at the 1997 Annual Meeting. The Board of Directors proposes that the nominees described below, who are currently serving as Class 1 directors, be elected to Class 1 for a new term of three years and until their successors are duly elected and qualified. The Board of Directors has no reason to believe that the nominees will not serve if elected, but if one or both should become unavailable to serve as a director, and if the Board designates a substitute nominee(s), the persons named as proxies will vote for the substitute nominee(s) designated by the Board.

    Directors are elected by a majority of the votes cast at the Annual Meeting. If elected, the nominees are expected to serve until the year 2000 Annual Meeting and until their successors are duly elected and qualified.

                    Class 1 - Directors Standing for Election


Ronald D. Jarvis                  Age 60                     Director since 1993

    Mr. Jarvis is Chairman, President and Chief Executive Officer of the Company, of SCL and of LSL and is Director and President of Arrowhead Ltd. He has been with SCL for 32 years. He is a director and member of the Executive Committee of Saint Francis Hospital and Medical Center in Hartford, Connecticut; a director of Saint Francis Physician Hospital Organization; a director of Saint Francis Indemnity Co., Ltd.; and is a member of the Advisory Board for the Bank of Boston Connecticut. Mr. Jarvis was formerly a director of Society for Savings Bancorp and of LNL.

Harvey S. Levenson                Age 56                     Director since 1993

    Mr. Levenson had been, until his retirement in December 1995, Director, President and Chief Operating Officer of Kaman Corporation which serves defense, industrial and commercial markets. From 1982 to 1990, Mr. Levenson served as Senior Vice President and Chief Financial Officer of Kaman Corporation. He continues to serve as a director of Kaman Corporation and is also a director of Connecticut Natural Gas Corporation.

                Class 2 - Term Expires at the 1998 Annual Meeting

J. Michael Divney                 Age 58                     Director since 1993

    Mr. Divney has been a director of the Company's LSL subsidiary since April 1990. Since 1972, he has been Principal of Divney Consulting, a real estate consulting firm based in White Plains, New York.

                Class 3 - Term Expires at the 1999 Annual Meeting

Daniel E. Flynn                   Age 62                     Director since 1993

    Mr. Flynn has been President and Chief Executive Officer of Resources Management Corp., a registered investment advisor, and two affiliated companies, known together as Resources Management Group since 1970. These companies are based in Farmington, Connecticut, and involve asset management and the acquisition and development of real estate and other assets.

John E. Silliman                  Age 63                     Director since 1993

    Mr. Silliman had been, until his retirement in November 1993, a partner with
Murtha,   Cullina,   Richter  and  Pinney,  a  law  firm  located  in  Hartford,
Connecticut. He has been a director of LSL since 1984.


Directors' Remuneration; Attendance

    Directors who are also full-time employees of the Company receive no additional compensation for service as directors. Directors of the Company who are not employees of the Company or its subsidiaries or affiliates are paid a $15,000 annual retainer and $900 for each board or committee meeting attended. In addition, the Company reimburses all directors for reasonable travel expenses incurred in attending meetings.

    The Board of Directors met four times during fiscal 1996. No director attended fewer than 75% of the total number of meetings of the board and committees on which such director served.

Committees of the Board

    The Board has standing Compensation and Audit/Finance Committees. The entire Board serves as the Nominating Committee.

    Compensation Committee - The Compensation Committee, composed of Messrs. Flynn, Levenson and Silliman (Chairman), met four times during 1996. Its functions are to review the Company's general compensation strategy; establish salaries and review benefit programs (including pensions) for the Chief Executive Officer and those persons who report directly to him; review, approve, recommend and administer the Company's incentive compensation and stock option plans and certain other compensation plans; and approve certain employment contracts.

    Audit/Finance Committee - The Audit/Finance Committee composed of Messrs. Divney (Chairman), Flynn, Levenson and Silliman, met two times during 1996. Its functions are to recommend the appointment of independent accountants; review the arrangements for and scope of the audit by independent accountants; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective actions; review and monitor the Company's policies regarding business ethics and conflicts of interests and discuss with management and the independent accountants the Company's annual financial statements and key accounting and/or reporting matters.

    Nominating Committee - The Nominating Committee is composed of all the members of the Board of Directors. The Board of Directors, acting in such capacity, met once during 1996. The Nominating Committee nominates candidates for the Board and considers the qualifications and retirement of existing members of the Board.

    The Bylaws of the Company establish an advance notice procedure which permits shareholders to nominate candidates for election to the Board of Directors at any annual meeting of shareholders of the Company. This procedure provides that notice of a recommendation for election to the Board must be timely given in writing to the Secretary of the Company prior to the meeting. In all cases, to be timely, notice relating to an annual meeting must be received at the principal executive office of the Company not less than 120 days before the first anniversary of the prior year's annual meeting. Such notice shall be in conformance with, and subject to, the Bylaws of the Company.

    The Nominating Committee considers shareholder recommendations of nominees for election to the Board of Directors if they are accompanied by a comprehensive written resume of the recommended nominee's business experience and background and a consent in writing signed by the recommended nominee that he or she is desirous of being considered as a nominee and, if nominated and elected, he or she will serve as a director. Shareholders should send their written recommendations of nominees accompanied by the aforesaid documents to the Secretary of the Company at the principal executive office of the Company.

                             EXECUTIVE COMPENSATION

    The following Summary Compensation Table sets forth information concerning compensation for services in all capacities to the Company or subsidiaries of the Company for the fiscal year ended December 31, 1996 of the chief executive officer and the other four most highly compensated executive officers of the Company (all five officers are collectively referred to as the "Named Executive Officers").

                           Summary Compensation Table

                                                        Long-Term Compensation
                                                      --------------------------
                                                            Awards       Payouts
                                                      ------------------ -------
                                                       Restricted
                                Annual Compensation (1)
                                ----------------------- Stock   Options/  LTIP     All Other
                                   Salary     Bonus    Awards    SARs    Payouts  Compensation
Name and Principal Position Year     ($)      ($)(2)    ($)(3)   (#)(4)   ($)(5)      ($)
--------------------------- ----   -------   -------   -------  -------  -------   --------
Ronald D. Jarvis, Chairman, 1996   363,000   270,494         0   19,000  297,750    64,698 (6)
President and CEO           1995   331,000         0         0   16,000              4,965 (7)
                            1994   315,000   234,675   600,006   61,364             18,900 (7)

William P. Norris, Jr.      1996   157,900    82,670         0    6,000   81,900    10,248 (6)
Sr. V.P., Sales & Marketing 1995   151,300    25,976         0    7,200              2,270 (7)
                            1994   144,100    53,763   149,996   20,182              8,646 (7)

Barry J. St. Pierre         1996   158,050    82,670         0    7,000   81,900    11,567 (6)
Sr. V.P., Operations        1995   150,600    15,694         0    7,000              2,259 (7)
                            1994   143,350    66,357   149,996   21,682              8,601 (7)

Robert J. Voight            1996   164,950    82,670         0   11,000   81,900    11,733 (6)
Executive V.P.              1995   152,200    26,142         0    6,000              2,283 (7)
                            1994   146,200    70,529   149,996   21,682              8,772 (7)

Richard D. Mocarski         1996   104,900    41,011         0    1,500   33,300     8,895 (6)
V.P., Controller and        1995   102,300     8,116         0        0              1,535 (7)
Treasurer                   1994    92,600    48,635         0    7,500              5,556 (7)

__________

(1) Perquisites and other personal benefits are not included as they need not be disclosed unless the aggregate amount is the lesser of $50,000 or 10% of the total of base salary and annual bonus for the Named Executive Officer.

(2) Bonuses are paid in March of each year for services performed in the prior year. Amounts shown are bonuses received in 1997 for services performed in 1996, bonuses received in 1996 for services performed in 1995 and bonuses received in 1995 for services performed in 1994.

(3) Consists of shares of restricted stock that vest solely on the basis of lapse of time. Values shown are based on the date of grant. All shares have fully vested.

(4)  See "Options/SAR Grants in Last Fiscal Year."


                                      -7-


(5) Payout amounts are for the 1994-1996 performance cycle. Such amounts are paid in cash and common stock; 50% in March 1997 and 50% in March 1998.

(6) Includes (a) contributions made or accrued by Security-Connecticut for fiscal year 1996 under the Security-Connecticut Corporation Employees' Savings and Profit Sharing Plan as follows: Mr. Jarvis, $9,000; Mr. Norris, $9,000; Mr. St. Pierre, $9,000; Mr. Voight, $9,000; and Mr. Mocarski, $6,295; (b) contributions made or accrued for non-qualified retirement plans as follows: Mr. Jarvis, $55,698; Mr. Norris, $1,248; Mr. St. Pierre, $2,567; Mr. Voight, $2,733; and (c) lump sum payment made to Mr. Mocarski, $2,600.

(7) Amounts include contributions made or accrued by Security-Connecticut for fiscal years 1995 and 1994 for the Named Executive Officers under the Security-Connecticut Corporation Employees' Savings and Profit-Sharing Plan and the related supplemental savings plans.

     Option Exercises and Fiscal Year-End Values - Shown below is information with respect to option exercises in fiscal year 1996 and unexercised options to purchase the Company's Common Stock and Common Stock granted in fiscal year 1996 under the Company's 1993 Stock Incentive Plan ("Stock Incentive Plan ") to the Named Executive Officers. In September 1996, the Stock Incentive Plan was amended to provide for accelerated vesting of issued options by written agreement between the Participant and the Board of Directors.


Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

                                                Number of Securities     Value of Unexercised
                                              Underlying Unexercised         In-the-Money
                                                  Options/SARs at           Options/SAR at
                       Shares                        FY-End (#)             FY-End ($) (1)
                     Acquired on   Value    ------------------------- -------------------------
Name                 Exercise(#) Realized($)Exercisable Unexercisable Exercisable Unexercisable
----                 ----------- ---------- ----------- ------------- ----------- -------------
Ronald D. Jarvis          0          0         93,698 (2)   2,666     1,132,576      29,326
William P. Norris, Jr.    0          0         15,856      17,526       206,677     199,909
Barry J. St. Pierre       0          0         16,790      18,892       221,826     215,873
Robert J. Voight          0          0         16,456      22,226       218,152     217,797
Richard D. Mocarski       0          0          5,000       4,000        65,624      47,062


                      Option/SAR Grants in Last Fiscal Year

                                                                           Potential Realizable
                                       Individual Grants                     Value at Assumed
                                    ------------------------                  Annual Rates of
                     Number of      % of Total                                  Stock Price
                     Securities     Options/SARs   Exercise                  Appreciation for
                     Underlying      Granted to     or Base                   Option Term(6)
                    Options/SARs    Employees in    Price     Expiration   -------------------
Name                Granted(#)(1)   Fiscal Year(3) ($/Sh)(4)    Date(5)     5%($)      10%($)
----                -------------   -------------- ---------  ----------   -------     -------
Ronald D. Jarvis       19,000 (2)      21.7         25.625    02/22/2006   306,191     775,952
William P. Norris, Jr.  6,000           6.9         25.625    02/22/2006    96,691     245,037
Barry J. St. Pierre     7,000           8.0         25.625    02/22/2006   112,807     285,877
Robert J. Voight        6,000           6.9         25.625    02/22/2006    96,691     245,037
                        5,000           5.7         31.375    09/12/2006    98,657     250,017
Richard D. Mocarski     1,500           1.7         25.625    02/22/2006    24,172      61,259


                      Option/SAR Grants in Fiscal Year 1997
                                                                           Potential Realizable
                                       Individual Grants                     Value at Assumed
                                    ------------------------                  Annual Rates of
                     Number of      % of Total                                  Stock Price
                     Securities     Options/SARs   Exercise                  Appreciation for
                     Underlying      Granted to     or Base                   Option Term(6)
                    Options/SARs    Employees in    Price     Expiration   -------------------
Name                Granted(#)(1)   Fiscal Year(3) ($/Sh)(4)    Date(5)     5%($)      10%($)
----                -------------   -------------- ---------  ----------   -------   ---------
Ronald D. Jarvis       19,000          25.4         36.50     02/20/2007   436,135   1,105,258
William P. Norris, Jr.  6,000           8.0         36.50     02/20/2007   137,727     349,029
Barry J. St. Pierre     6,000           8.0         36.50     02/20/2007   137,727     349,029
Robert J. Voight        7,000           9.4         36.50     02/20/2007   160,681     407,200
Richard D. Mocarski     1,500           2.0         36.50     02/20/2007    34,431      87,257

(1) Options granted are exercisable with respect to 33% of the option shares on the first anniversary of the grant date with an additional 33% of the option shares becoming exercisable on each of the next two successive anniversary dates.

(2) 19,000 unexercisable options granted in 1996, 8,000 unexercisable options granted in 1995 and 20,454 unexercisable options granted in 1994 were fully vested and exercisable on September 12, 1996.

(3) The Company granted options representing 87,550 and 74,800 shares to SCL employees in fiscal 1996 and 1997, respectively.

(4) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(5) The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(6) Amounts represent the potential realizable value of each grant of options, assuming that the market price of the underlying shares appreciates in value from the date of grant to the end of the option term, at annualized rates of 5% and 10%.


Executive Salary Continuation Plan

    The Company has adopted the Security-Connecticut Corporation Executive Salary Continuation Plan for certain key executives as a vehicle to retain their services until retirement, and to deter employment by any competitor of the Company after retirement. The amount of the salary continuation benefit is 2% of the executive's final monthly salary multiplied by the total number of years of participation in the plan, up to a maximum of 10% of the executive's final monthly salary. This benefit is contingent upon the executive refraining from competing with the Company while receiving the benefit. In the event of a participating executive's death before retirement and the attainment of age 65, the executive's surviving spouse shall receive annual payments during the spouse's lifetime equal to 25% of the Executive's final annual rate of pay until the later of the date on which the Executive would have attained age 65 or 10 years.

Employment Contracts

    The Company has entered into separate employment agreements with the Named Executive Officers (the "Employment Agreements"). Pursuant to the Employment Agreements, Mr. Jarvis is employed as the President and Chief Executive Officer of the Company, and each of the others are employed as designated in the Summary Compensation Table.

    Mr. Jarvis' employment agreement is for a rolling three-year term. Pursuant to the terms of his employment agreement, upon a change in control of the Company, if Mr. Jarvis is terminated for any reason other than "for cause," or resigns for "good reason" within two years of a change in control of the Company, the Company has agreed to pay Mr. Jarvis an amount equal to three years' base salary in effect at the date of termination plus an average bonus for the previous three fiscal years. In addition, the agreement provides for other benefits, such as outplacement services, medical benefits for three years after the termination date, credit for three additional years of service after the date of termination under the Company's retirement plans and other fringe benefits. A voluntary termination within one year of a change of control will be considered a resignation for "good reason." "Good reason" includes the assignment to Mr. Jarvis of duties or responsibilities which are materially inconsistent with his current duties or responsibilities, a change in his current reporting responsibilities, titles or offices, or requiring Mr. Jarvis to relocate outside of the Hartford, Connecticut metropolitan area. If Mr. Jarvis resigns for "good reason" after two years have elapsed following a change in control of the Company, the Company has agreed to pay Mr. Jarvis an amount equal to one year's base salary plus average bonus.

    Pursuant to the terms of the Employment Agreements, upon a change in control of the Company, if Mr. Norris, Mr. St. Pierre or Mr. Voight is terminated for any reason other than "for cause," or resigns for "good reason" within two years of a change in control of the Company, the Company has agreed to pay such executive officer an amount equal to two years' average base salary plus average bonus for the three fiscal years preceding the date of termination. In addition, the agreement provides for other benefits, such as outplacement services, medical benefits for two years after termination (or until reemployed, if sooner), and credit for three additional years of service after the date of termination under the Company's retirement plans. "Good reason" includes the assignment to such executive officer of duties or responsibilities which are materially inconsistent with such officer's current duties or responsibilities, a change in such officer's current reporting responsibilities, titles or offices, or requiring such officer to relocate outside of the Hartford, Connecticut metropolitan area. If such executive officer resigns for "good reason" after two years have elapsed following a change in control of the Company, the Company has agreed to pay such officer one year's base salary plus average bonus.

    Upon a change in control of the Company, if Mr. Mocarski is terminated for any reason other than "for cause," or resigns for "good reason" within two years of a change in control of the Company, the Company has agreed to pay Mr. Mocarski an amount equal to one year's base salary. In addition, the agreement provides for other benefits, such as outplacement services, medical benefits for one year after termination (or until reemployed, if sooner), and credit for an additional year of service under the Company's retirement plans. "Good reason" includes the assignment of duties or responsibilities which are materially inconsistent with Mr. Mocarski's current duties or responsibilities, a change in current reporting responsibilities, titles or offices, or requiring Mr. Mocarski to relocate outside of the Hartford, Connecticut metropolitan area.

    Based upon the base compensation specified in each agreement, if termination other than for cause or resignation for good reason were to occur on the date following a change in control, the maximum aggregate amount of severance cash compensation payable under such agreements would be approximately $3,000,000.

    Each employee's base salary for fiscal 1997 is as follows:

                                                              1997
                                                              Base
                Name                                        Salary($)
                ----                                        ---------
                Ronald D. Jarvis                            $400,000
                William P. Norris, Jr.                       163,500
                Barry J. St. Pierre                          162,850
                Robert J. Voight                             181,300
                Richard D. Mocarski                          109,100

    The base salary may be increased annually at the discretion of the Board of Directors of the Company. Employees are also entitled to participate in and receive all benefits under any and all bonus and benefit programs maintained by the Company.

Retirement Plans

    The  Company  has  adopted  the  Employees'   Retirement  Plan  which  is  a
noncontributory, defined benefit plan (the "Retirement Plan") intended to qualify under Section 401(a) of the Code. All employees of the Company, and those subsidiaries as may be designated by the Company, who meet the age and service requirements are covered by the Retirement Plan. Benefits are generally payable upon retirement at or after normal retirement age (the later of age 65 or the fifth anniversary of the employee's participation in the Retirement Plan) or upon other termination of employment with at least 10 years of active service.

    Benefits provided by the Retirement Plan are based upon a final average pay formula generally using the highest 60 consecutive months compensation out of the 120 months preceding termination and the employee's months of credited service. The monthly benefit formula is 1/12 of (i) 1.3% of the participant's final average pay multiplied by the number of years of credited service not in excess of 35 plus 0.4% of final average pay above the participant's average social security covered compensation multiplied by the years of credited service not in excess of 35; (ii) 0.4% of the amount, if any, by which final average compensation exceeds 1/12th of Social Security Covered Compensation multiplied by years of credited service not in excess of 35 years; and, (iii) 0.5% of final average pay multiplied by the number of years of credited service over 35.

    The Company has adopted supplemental retirement plans in which certain employees, whose benefits under the Retirement Plan are limited by the provisions of Sections 401(a)(17) and 415 of the Code and for whom compensation is deferred, will participate. These supplemental retirement plans are not intended to meet the qualification requirements of Section 401 of the Code. A trust agreement has been adopted to provide a potential source of funds for the payment of benefits under the supplemental retirement plans; however, the assets of such trust are subject to the claims of creditors in the event the Company becomes insolvent or bankrupt. No funds were contributed to the trust during 1996.

    The following table shows estimated annual retirement benefits payable under the retirement and supplemental retirement plans as a straight life annuity to persons, and specified compensation and years of service classifications assuming retirement in 1997 at age 65. For the Named Executive Officers, the respective years of credited service at the end of 1996 and current base salaries (base salaries are the salaries for such fiscal year as established by the Company but do not include bonuses or other forms of compensation included in the cash compensation table below) are as follows:

                                  Pension Table
                      Estimated Annual Retirement Benefits


Final Average                         For Credited Years of Service (1)
                            ----------------------------------------------------
  Salary (2)                10 Years   20 Years   30 Years   35 Years   40 Years
-------------               --------   --------   --------   --------   --------
 $100,000.................. $ 16,091   $ 32,183   $ 48,274   $ 50,320   $ 58,820
  150,000..................   24,591     49,183     73,774     86,070     89,820
  200,000..................   33,091     66,183     99,274    115,820    120,820
  300,000 (3)..............   50,091    100,183    150,274    175,320    182,820
  400,000 (3)..............   67,091    134,183    201,274    234,820    244,820

__________

(1) This table assumes retirement at age 65 (current normal retirement date), and at age 65, the following individuals will have the number of years of credited service indicated: Mr. Jarvis, 36; Mr. Norris, 22; Mr. St. Pierre, 40; Mr. Voight, 34; and Mr. Mocarski, 19.

(2) Final average annual salary is the annual average of an employee's base salary paid in any consecutive 60 month period during an employee's last 10 years of active employment which produces the highest average annual salary. Current compensation should be used in estimating the benefits of the individuals named on the Summary Compensation Table as follows: Mr. Jarvis, $400,000; Mr. Norris, $163,500; Mr. St. Pierre, $162,850; Mr.
     Voight, $181,300; and Mr. Mocarski $109,100.

(3) As a result of limitations under the Code, a portion of these amounts will be paid under a supplemental benefit plan established by the Company to provide benefits (included in this table) which would exceed these limits.

Deferral of Compensation

    Certain officers of the Company and its subsidiaries may defer regular compensation or bonuses. The amounts deferred, together with amounts credited thereto, will be paid in a lump sum or in periodic payments beginning on the earlier of death, disability or termination. The deferred amounts will be credited under the plan with earnings that would have otherwise accrued if the amounts had been invested in the investment options selected by the officer from the options offered from time to time by the Company. A trust agreement has been adopted to provide a potential source of funds for the payment of benefits under the plan; however, the assets of such trust are subject to the claims of creditors in the event the Company becomes insolvent or bankrupt. Contributions of $395 were made to the trust during 1996.

Compensation Committee Interlocks and Insider Participation

    Executive compensation levels during 1994 were established by the Board of Directors of SCL, upon the recommendations of an executive officer of LNL and Mr. Jarvis. Executive compensation levels during 1995 and 1996 were established by the Compensation Committee of the Board of Directors of the Company.

    John E. Silliman, a director of the Company and Chairman of the Compensation Committee, was a partner with the law firm of Murtha, Cullina, Richter and Pinney until his retirement on November 15, 1993. SCL has retained, and the Company intends to retain in the future, Murtha, Cullina, Richter and Pinney to serve as general outside legal counsel.

Compensation Committee Report on Executive Compensation

    The Company's executive compensation programs are administered by the Compensation Committee (the "Committee"), a committee of the Board of Directors comprised exclusively of non-employee directors. The Committee approves payment amounts and award levels for the Company's senior executives and key personnel including payments under incentive plans approved by the Board of Directors. The Committee's decisions assist the Company in attracting and retaining the highest caliber executives while providing appropriate compensation programs that reinforce the attainment of superior financial results for the benefit of the shareholders, customers and employees of the Company. Except as discussed above, these non-employee directors do not have any interlocking or other relationships that would call into question their independence as Committee members.

    The Company's primary objective is to maximize long-term shareholder value. To accomplish this objective, the Company has adopted a comprehensive business strategy. The overall goal of the Committee is to develop executive compensation that is consistent with and linked to the Company's strategic business objectives. Thus, the Company's executive compensation program has been designed to provide a strong and direct link between executive pay and the Company's financial performance and total long-term shareholder return. Consistent with this objective, the Committee establishes performance criteria, evaluates performance against this criteria and determines actual incentive awards.

Total Compensation Principles

    The key principles to which the Committee adheres in structuring the compensation program for its senior executives are:

    Equity Orientation - Equity-based plans comprise a significant part of total compensation to instill ownership thinking and to link compensation to long-term shareholder return. Consistent with this philosophy, the Company strongly encourages officers to meet certain share ownership guidelines.

    Management Development - Compensation opportunities are structured to attract and retain those individuals who can maximize the creation of shareholder value. The compensation structure facilitates the Company's philosophy of developing leaders.

    Competitiveness - Base pay will be competitive with selected companies within the Company's size and insurance market. However, the development of at-risk pay policies is driven more by corporate strategy than by competitive practice.

    The Committee has utilized these key principles in the design and administration of the executive compensation program. Recognizing that many factors bear on corporate performance, the Committee believes that the total executive compensation approach encourages the creation of shareholder value over the long-term.

Components of Executive Compensation

    There are three components of executive compensation: base salary, contingent yearly cash payments and long-term incentive awards. Each year the Committee sets an annual base salary for senior executives; sets threshold, target and maximum payment amounts under the Management Incentive Plan for the current year; approves Management Incentive Plan payments for the prior year; and approves awards of stock options and restricted stock.

    Base Pay - The Company's executive base pay bands, including the pay band for the Chief Executive Officer, are established to be fully competitive with a group of comparable life insurance companies adjusted for differences in asset size and revenues. These pay bands were established by using methodology and data provided by an independent compensation consulting firm and data gathered by the Company.

    Base compensation levels for 1994 were established prior to the initial public offering by the Board of Directors of SCL, a wholly owned subsidiary of LNL, upon the recommendations of an executive officer of LNL and Mr. Jarvis. The Committee reviews the salary of Mr. Jarvis on an annual basis to determine increases in base salary, if any. Base salary increases for Mr. Jarvis are based on sustained individual performance, achieving a market competitive position and salary levels among Chief Executive Officers of comparable life insurance companies, adjusted for differences in asset size and revenues. Based on these factors, the increase in Mr. Jarvis' base pay for 1997 is 10.2%.

    Contingent Cash Incentives - Contingent incentives are an important element of executive compensation. These incentives are provided through the Security-Connecticut Corporation Management Incentive Plan ("Management Incentive Plan"). The objective of the plan is to motivate executives to make changes in the performance of the Company that will enhance long-term shareholder returns. Incentives are based on individual performance, Company performance and performance relative to other comparable life insurance companies.

    Long-Term Incentives - Long-term incentives comprise a significant part of total compensation for executive officers. These incentives are provided through the 1993 Stock Incentive Plan ("Stock Incentive Plan"). The objective of the plan is to motivate executives to make changes in the performance of the Company that will enhance long-term total return to shareholders.

    The Compensation Committee, effective February 2, 1994, March 31, 1994, February 22, 1995, February 22, 1996, September 12, 1996, December 6, 1996, and February 20, 1997 made grants of stock options to Mr. Jarvis, the executive officers of the Company and its subsidiaries as a group, and all eligible employees of the Company and its subsidiaries as a group, under the Stock Incentive Plan to purchase shares of common stock as of such date in the amounts shown under "Stock Ownership of Directors and Executive Officers."

    The Company also adopted the Security-Connecticut Corporation Long-Term Incentive Plan ("LTIP") for management positions whose level of responsibility is such as to impact significantly on Company results. The participants are measured on the attainment of established target adjusted return on equity goals during a three year performance cycle. The participants' award percentage is determined by their level of responsibility. The awards are paid out 80% in Company stock and 20% in cash. Each participant may elect to receive a greater portion of their award in stock. The total amount awarded for the 1994-1996 performance cycle was $710,000.

Compliance with Internal Revenue Code Section 162(m)

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with Section 162(m), although the Company reserves the right to grant compensation that would not be deductible to the Company as a result of the application of Section 162(m).

                           John E. Silliman, Chairman
                           Daniel E. Flynn
                           Harvey S. Levenson

Performance Graph

    The following graph compares the cumulative total shareholder return (assuming reinvestment of dividends) to the holders of Common Stock of the Company, a broad equity market index (Standard & Poor's 500 Stock Index) and a peer group index (Dow Jones Life Insurance Index) of a $100 investment from January 27, 1994 (the date the Common Stock began trading publicly) through December 31, 1996. The lines represent quarterly index levels derived from the compounded daily returns, including dividends. If the quarterly interval is not a trading day, the preceding trading day is used. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the following graph:







                              [PERFORMANCE GRAPH]







                                     1/27/94    12/31/94    12/31/95    12/31/96
                                    --------    --------    --------    --------
Security-Connecticut Corporation    $ 100.00    $ 103.51    $ 127.24    $ 167.67

S&P 500                             $ 100.00    $  97.99    $ 134.82    $ 165.77

Dow Jones Life Insurance Index      $ 100.00    $  88.46    $ 122.26    $ 162.02

ITEM 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Company has appointed Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997 ("Fiscal 1997"). Ernst & Young LLP served as the Company's independent public accountants for 1996. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

    Ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for Fiscal 1997 will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event shareholders do not ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the forthcoming fiscal year, such appointment will be reconsidered by the Audit/Finance Committee and the Board of Directors.

    The Board of Directors recommends that shareholders vote "FOR" ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for Fiscal 1997.


ITEM 3 - APPROVAL OF THE  SECURITY-CONNECTICUT  CORPORATION  LONG-TERM INCENTIVE
         PLAN

    The Board has adopted and is required to seek shareholder approval of the Long-Term Incentive Plan (the "Plan") which, as described below, provides for stock and cash payment awards intended to qualify as performance-based compensation under the requirements of Section 162(m) of the Internal Revenue Code (the "Code"). The full text of the Plan is included as Exhibit A to this Proxy Statement.

    The Plan is administered by the Compensation Committee. At the current time, the Committee is comprised of three outside directors. The Plan operates with three-year overlapping performance cycles. The participants in the Plan are chosen by the Board from among Company executives. Additional executives may participate in the Plan upon the recommendation of the Chief Executive Officer of the Company and the approval of the Board. Once an employee is selected as a participant, such participation continues until such individual is no longer an employee of the Company; the individual is no longer in a position to have significant impact on the achievement of the Company's long-term performance results; or the Plan is terminated. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

    The Committee establishes threshold, target and maximum performance goals. The business criterion on which the performance goals are based is the Company's return on equity, adjusted for investment gains (losses) and mortality aberrations. Investment gains (losses) are amortized over five years and mortality aberrations are amortized over three years. Awards are referenced as a percentage of a participant's salary range midpoint. A participant's salary range midpoint is determined based on an analysis of salaries of comparable positions in the industry. Actual awards are based on the result of the Company's performance related to pre-established threshold, target or maximum performance goals. To the extent allowable under the regulations under Code
Section 162(m), the Committee may, in its sole discretion, revise the amount payable under an award downward, if, in the business judgment of the Committee, it is in the best interests of the Company and its shareholders, and an inequitable payment will otherwise result.

    Each award is split as follows: 20% cash and 80% common stock of the Company; however, each participant is permitted to elect a greater portion of their award in common stock of the Company. Fifty percent of any award determined for a participant with respect to a performance cycle is paid following the last year of the performance cycle when audited results are available and can be certified by the Committee. The remaining 50% of the award is paid one year after the end of the performance cycle. Payment will not be made if the participant is not employed on the date of payment and termination was for cause. In the case of termination of employment following a change of control of the Company, the amount credited to the participant's account and any amounts earned by the participant with respect to the performance cycles in progress shall be paid immediately upon termination of employment.

                                NEW PLAN BENEFITS
                            LONG-TERM INCENTIVE PLAN


                                                                                Maximum
                                                                                 Payment
                                                                               For '96-'98
      Participant                           Title                          Performance Cycle*
----------------------- -------------------------------------------------- ------------------
Ronald D. Jarvis        Chairman, President & Chief Executive Officer              $  466,738
Robert J. Voight        Executive Vice President                                      165,200
Barry J. St. Pierre     Senior Vice President, Operations                             128,393
William P. Norris Jr.   Senior Vice President, Sales                                  128,393
William J. Casill       Vice President and Actuary                                     56,310
Richard D. Mocarski     Vice President, Controller and Treasurer                       52,190
Edward P. Scheuy        Vice President, Underwriting and Policy Administration         52,190
Eugene M. Grayson       Vice President, Marketing                                      52,190
Marianne P. Rice        Vice President, Human Resources and Staff Services             52,190
Executive Officer Group                                                             1,153,794


* Presumes a salary range midpoint increase of 3% per year. The presumption is based upon the Company's analysis of past salary range midpoint increases.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL TO APPROVE THE LONG-TERM INCENTIVE PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK ENTITLED TO VOTE AND PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE LONG-TERM INCENTIVE PLAN. ALL PROXIES RECEIVED BY THE COMPANY WILL BE VOTED TO APPROVE THE LONG-TERM INCENTIVE PLAN UNLESS A CONTRARY VOTE IS INDICATED ON THE PROXY CARD.

                                 OTHER MATTERS

    As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.


                SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

    Any proposal of a shareholder intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Secretary of the Company, for inclusion in the Company's proxy, notice of meeting and proxy statement relating to the 1998 Annual Meeting, by December 3, 1997. Any such proposal must comply with the requirements of Regulation 14A of the Securities Exchange Act of 1934, as amended.

    The Bylaws of the Company also establish an advance notice procedure with regard to business proposed to be submitted by a shareholder at any annual or special meeting of shareholders of the Company, including the nomination of candidates for election as directors. This procedure provides that a notice of proposed shareholder business must be timely given in writing to the Secretary of the Company prior to the meeting. In all cases, to be timely, notice relating to an annual meeting must be received at the principal executive office of the Company not less than 120 days before the first anniversary of the prior year's annual meeting. Such notice shall be in conformance with, and subject to, the Bylaws of the Company.


    THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY'S OFFICE OF INVESTOR RELATIONS, 20 SECURITY DRIVE, AVON, CONNECTICUT 06001, TELEPHONE (860) 674-7686.

                             ADDITIONAL INFORMATION

    The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex or facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                                   By Order of the Board of Directors,



                                   /s/ Patricia A. DeVita
                                   ----------------------
                                   Patricia A. DeVita
                                   Corporate Secretary

April 7, 1997

                                                                       Exhibit A


                        SECURITY-CONNECTICUT CORPORATION
                            LONG-TERM INCENTIVE PLAN

The Board of Directors of Security-Connecticut Corporation recognizes that certain executives are employed in key management positions within the Company or its Affiliates and are in a position to influence its long-term direction and performance. The Board of Directors also believes that the establishment of a long-term incentive plan for the benefit of these executives will attract and retain outstanding executive talent; establish a strong alignment between performance and pay; and deliver a total compensation package which is financially and tax effective. In addition, the Board of Directors believes that the long-term incentive plan will enable the Company and its Affiliates to reinforce parallel interests between stockholders and the executive team through the establishment of equity ownership guidelines and the use of stock-based pay plans. Accordingly, Security-Connecticut Corporation hereby establishes the Security-Connecticut Corporation Long-Term Incentive Plan (the "Plan") to be governed in accordance with the terms and conditions hereinafter set forth.

1. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

     a. "Account" means the account established for each Participant in the Plan.

     b. "Affiliate" means any corporation in a chain or corporations connected through stock ownership to a common parent corporation if each corporation other than the last corporation in the chain owns at least fifty percent (50%) of the voting stock of another corporation in the chain.

     c.   "Board" means the Board of Directors of the Company.

     d. "Cause" means (i) conviction of a felony or (ii) a determination by the Board that the Executive has engaged in material misconduct, neglect of duties or failure to act which materially and adversely affects the business of the Company or has willfully refused to carry out the reasonable instructions of the Board.

     e.   "Change of Control" means:

          i. The acquisition by any individual, entity, or Group (within the meaning of Section 13(d)(3) or 14(d)(2) or the Securities Exchange Act of 1934, as amended ( The "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:
               (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this subsection (e).

          ii. Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

          iii. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

          iv. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     f. "Code" means the Internal Revenue Code of 1986, as amended from time to time and any successor thereto.

     g.   "Committee" means the Compensation Committee of the Board.

     h.   "Company" means Security-Connecticut Corporation.

     i. "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve (12) months. The determination of whether a Participant's employment terminated on account of disability shall be made by the Committee based on the opinion of a qualified physician (or other medical certificate) and other evidence acceptable to the Committee.

     j. "Effective Date" means January 1, 1996. Provided, however, that the effectiveness of this Plan is conditioned on its approval by an affirmative vote of the holders of Company Stock represented at a meeting duly held in accordance with Delaware law prior to the payment of any amounts the Plan. All award under this Plan shall be null an void if the Plan is not approved by such stockholders within such time period.

     k. "Executive" means an employee of the Company or any participating Affiliate, as designated by the Board, with a title of Vice President or higher.

     l. "Participant" means an Executive designated by the Board to participate in the Plan. Subsequent to the Effective Date, additional Executives may participate in the Plan upon the recommendation of the Chief Executive Officer of the Company and the approval of the Board.

     m.   "Performance   Cycle"  means  the   three-year   period  during  which
          performance is measured for the purpose of the determining awards under the Plan.

     n. "Plan" means the Security-Connecticut Long-Term Incentive Plan as set forth herein and as may be amended from time to time.

2.   Administration

     a. The Plan shall be administered by the Committee, which shall consist solely of two or more directors each of whom is an outside director within the meaning of the applicable regulations under Code Section 162(m). The members of the Committee shall be appointed by, and may be changed from time to time at the discretion of the Board.

     b. The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret, and implement the Plan, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

     c. The Committee shall maintain written minutes of its meetings, including minutes regarding the performance goals established by the Committee pursuant to Section 5, and any certification regarding the satisfaction of performance goals made pursuant to Section 7.

     d. Solely for purposes of satisfying the shareholder approval requirement of Code Section 162(m)(4)(c)(ii), the Committee shall cause the material terms under which awards are to be paid to be disclosed to shareholders for approval by a majority of the vote in a separate shareholder vote before the payment of the award. In order to prevent the disclosure of confidential competitive information, such disclosure shall be limited to the disclosure of only those material terms necessary to satisfy the requirements of Code Section 162(m) and the regulations thereunder.

     e. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

3. Eligibility for Participation. The Participants in the Plan with respect to each Performance Cycle shall be documented by the Committee. Once an employee is selected as a Participant, such participation shall continue until such individual is no longer an employee of the Company; or the individual is no longer in a position to have significant impact on the achievement of the Company's long-term performance results; or the Plan is terminated.

4. Performance Cycle. The Plan shall operate with three-year overlapping Performance Cycles (e.g., Cycle 1: 1994, 1995, 1996; Cycle 2: 1996, 1997,
     1998; and Cycle 3: 1998, 1999, 2000).

5. Performance Goals. With respect to each Performance Cycle, the Committee shall establish the threshold, target and maximum performance goals and the corresponding awards with respect to each Participant. Awards shall be referenced as a percentage of the salary range midpoint with respect to each Participant. The performance goals and the corresponding awards shall be documented by the Committee pursuant to Section 2(c).

6. Performance Measurements. With respect to each Performance Cycle, the Committee shall establish performance measurements. The Committee shall also establish the relative weight to be assigned to each performance measurement with respect to each Participant. The performance measurements and their corresponding weights shall be documented by the Committee pursuant to Section 2(c).

7. Committee Certification. As soon as practicable after the close of a Performance Cycle, and prior to the payment of any award, the Committee will certify in writing that the performance goals set forth in Section 5 and any other material terms within the meaning of the regulations under Code Section 162(m) were in fact satisfied.

8. Communication to Participants. Each Participant shall receive a written description of the performance goals and the corresponding pay-outs, performance measurements and their relative weights not later than ninety
     (90) days after the commencement of the Performance Cycle. With respect to the first and second Performance Cycles, a written description of the performance goals and the corresponding pay-outs, performance measurements and their relative weight shall be distributed to each Participant as soon as practicable after the adoption of the Plan.

9. Adjustment to Awards. To the extent allowable under the regulations under Code Section 162(m), the Committee may, in its sole discretion, revise the amount payable under an award downward, if, in the business judgment of the Committee, it is in the best interests the Company and its shareholders, and an unintended windfall, or inequitable payment will otherwise result.

10.  Employment.

     a. In the event a Participant is hired or becomes a Participant during a Performance Cycle, the Participant will be entitled to earn a pro rata award based on the number of full calendar months of employment during the Performance Cycle; provided, however, that in order to be eligible to earn an award, the Participant must complete a minimum of twelve full calendar months of employment with respect to a Performance Cycle.

     b. If a Participant's employment is terminated for Cause the Participant shall forfeit any rights to any payments with respect to any Performance Cycle in progress.

     c. In the event the Participant's employment with the Company is terminated voluntarily or involuntarily without Cause or by reason of retirement, death, Disability, or Change in Control, the Participant shall be entitled to receive a pro rata distribution based on the number of full calendar months of employment during the Performance Cycle; provided, however, that in order to be entitled to an award, a Participant must complete a minimum of twelve full calendar months of employment with respect to a Performance Cycle.

11.  Distribution of Awards.

     a.   Awards under the Plan shall be payable in cash and stock.

     b. Awards shall be credited to a Participant's Account after the Committee has received and certified the audited financial results and certified the satisfaction of the performance goals, according to
          Section 7. Awards shall be payable according to this Section 11.

     c. Each award should be split as follows: twenty percent (20%) cash and eighty percent (80%) stock. However, each Participant shall be permitted to elect a greater portion of their award in stock.

     d. Fifty-percent (50%) of any award determined for a Participant with respect to a Performance Cycle shall be paid following the year end of each Performance Cycle when audited results are available and can be certified by the Committee. Typically payment will occur within two
          (2) months following the year end of each Performance Cycle. However, this payment is subject to the continued employment of the Participant through the date of payment, except as described below in Sections 11(f), (g) and (h).

     e. Fifty-percent (50%) of any award determined for a Participant with respect to a Performance Cycle shall be paid one (1) year after the end of the Performance Cycle for which the payment is being made. However, this payment is subject to the continued employment of the Participant through date of payment, except as described below in Sections 11(f), (g) and (h).

     f. Payment upon death and Disability. In the event of a Participant's death or Disability, the amount credited to the Participant's Account shall be distributed to the Participant or his designated beneficiary within ninety (90) days of the Participant's death or Disability. With respect to amounts earned by the Participant with respect to
          Performance Cycles in progress, any such amount shall be distributed to the Participant or the Participant's designated beneficiary following the year end of the last Performance Cycle. Typically payment will occur within two (2) months following the year end of the last Performance Cycle. In the event the Participant does not designate a beneficiary in accordance with the procedures established by the Committee, the balance of the Participant's Account and any amounts earned with respect to Performance Cycles in progress shall be paid to the Participant's estate.

     g. Payment upon retirement or voluntary or involuntary termination by the Company without Cause. In the event of a Participant's retirement or voluntary or involuntary termination by the Company without Cause, the amount credited to the Participant's Account and any amounts earned by the Participant with respect to Performance Cycles in progress shall be paid according to Sections 11 (c) through (e).

     h. Payment upon Change of Control. In the event of a Change of Control, the amount credited to the Participant's Account and any amounts earned by the Participant with respect to Performance Cycles in progress shall be paid immediately upon termination.

     i. Notwithstanding the foregoing, in no event shall payment be made prior to shareholder approval of the Plan as set forth in Section 1(j).

13. Continuity of Plan. Although it is the intention of the Company to continue the Plan for an indefinite period of time, the Company reserves the right to terminate the Plan in its entirety at any time or to modify the Plan from time to time, provided that no such action shall adversely affect any Performance Cycle in progress or any awards previously earned.

14. Notices. Any notice to a Participant required or permitted under the Plan shall be deemed received if personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Participant, his or her heirs, executors, administrators, successors, assigns or transferees at the last address shown for the Participant on the records of the Company.

15.  Miscellaneous Provisions.

     a. No award payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge prior to actual receipt thereof by the Participant; and any attempt to so anticipate, alienate, sell , transfer, assign, pledge, encumber or charge prior to such receipt shall be null and void.

     b. Nothing contained herein will confer upon a Participant the right to be retained in the service of the Company or limit the right of the Company to discharge a Participant.

     c. The Company shall deduct from all amounts paid, any taxes required by law to be withheld with respect to such payments.

     d. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

     e. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of or any awards hereunder. Neither the Participant nor any other person shall have any interest in any particular assets of the Company by reason of the right to receive an award under the Plan and the Participant or any other person claiming under him shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

     f. The Plan shall be governed by and construed and administered in accordance with the laws of the State of Delaware.

     g. All questions of interpretation, construction, or application arising under the Plan shall be decided in good faith by the Committee, whose decisions shall be final and conclusive upon all persons.

     h. The Plan shall be binding upon the Participants and the Company, their heirs, executors, administrators, successors and assigns. In the event of a merger, consolidation or reorganization involving the Company, this Plan shall continue in force and become an obligation of the Company's successor or successors.

     i. If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such provision had not been included herein.



IN WITNESS WHEREOF, the Company has caused this Plan to be executed by a duly authorized officer on this 27th day of June , 1996.




ATTEST                       SECURITY-CONNECTICUT CORPORATION





June 27, 1996                By: /s/ Ronald D. Jarvis
-------------                ------------------------

                                    ANNEX A




                                      PROXY
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                        SECURITY-CONNECTICUT CORPORATION
                  ANNUAL MEETING OF SHAREHOLDERS - MAY 15, 1997

   KNOW ALL MEN BY THESE PRESENTS, that the undersigned holder of shares of common stock of SECURITY-CONNECTICUT CORPORATION, a Delaware corporation (hereinafter referred to as the "Company") does hereby constitute and appoint Ronald D. Jarvis and Patricia A. DeVita or either of them, as proxies, with full power to act without the other and with full power of substitution, to vote the said shares of stock at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 15, 1997, at 10:30 a.m., local time, at the offices of the Company, 20 Security Drive, Avon, Connecticut 06001, and at any adjourned or postponed meeting or meetings thereof, held for the same purposes, in the manner set forth on the reverse side.

(Continued and to be signed and dated on the reverse side)


                                                            [See Reverse Side]


[X]  Please mark your
     votes as in this
     example.



                 FOR   WITHHELD    Nominees: Ronald D. Jarvis
                                             Harvey S. Levenson
1. Election of
   TWO Directors [ ]     [ ]
For all nominees except as noted below                                                                  FOR   AGAINST  ABSTAIN
                                                                 2. APPROVAL OF ERNST & YOUNG LLP AS    [  ]    [  ]     [  ]
                                                                    INDEPENDENT AUDITORS OF THE
                                                                    COMPANY FOR THE FISCAL YEAR
                                                                    ENDING DECEMBER 31, 1997.
_______________________________
                                                                 3. APPROVAL OF THE LONG-TERM            [  ]    [  ]     [  ]
                                                                    INCENTIVE PLAN.

                                                                 4. In  their  discretion,  upon  other  matters  as  may
                                                                    properly  come before said meeting.

                                                                 UNLESS DIRECTED  TO THE CONTRARY BY  SPECIFICATION IN THE SPACES
                                                                 PROVIDED ABOVE,  THE  SAID  INDIVIDUALS  ARE  HEREBY  AUTHORIZED
                                                                 AND  EMPOWERED   BY  THE UNDERSIGNED TO VOTE IN  THE AFFIRMATIVE
                                                                 ON  PROPOSALS  NOS. 1,  2  AND  3 AND  ARE  GIVEN  DISCRETIONARY
                                                                 AUTHORITY   TO  VOTE  ON  ANY  OTHER  MATTERS  UPON   WHICH  THE
                                                                 UNDERSIGNED  IS ENTITLED  TO VOTE AND  WHICH  MAY PROPERLY  COME
                                                                 BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                                                                 PLEASE SIGN  AND DATE THIS PROXY AND  RETURN IT IN  THE ENCLOSED
                                                                 POSTAGE PAID ENVELOPE

                                                                                                               MARK HERE IF
                                                                                        MARK  HERE  FOR  [  ]  YOU  PLAN TO [  ]
                                                                                         ADDRESS CHANGE          ATTEND THE
                                                                                       AND NOTE AT LEFT             MEETING


Signature ________________________________  Date _____________  Signature ______________________________________ Date _____________

Note:  This proxy must be signed exactly as the name of  the undersigned  appears  hereon. Executors,  administrators,  trustees  or other  representatives  should  give  full  title as such.  If the  signer  is a corporation, please sign full corporate name by a duly authorized officer.

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